Exhibit 1
Joint Filing Agreement
Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of shares of Evolv Technologies Holdings, Inc.

General Catalyst Group Management Holdings GP, LLC

Signature: /s/ Christopher McCain
Name/Title: Christopher McCain, Chief Legal Officer
Date: 04/17/2026

General Catalyst Group Management Holdings, L.P.

Signature: /s/ Christopher McCain
Name/Title: Christopher McCain, Chief Legal Officer of GENERAL CATALYST GROUP MANAGEMENT, LLC, its General Partner
Date: 04/17/2026

General Catalyst Group Management, LLC

Signature: /s/ Christopher McCain
Name/Title: Christopher McCain, Chief Legal Officer
Date: 04/17/2026

General Catalyst GP V, LLC

Signature: /s/ Christopher McCain
Name/Title: Christopher McCain, Chief Legal Officer
Date: 04/17/2026

General Catalyst Partners V, L.P.

Signature: /s/ Christopher McCain
Name/Title: Christopher McCain, Chief Legal Officer of GENERAL CATALYST GP V, LLC, its General Partner
Date: 04/17/2026

General Catalyst Group V, L.P.

Signature: /s/ Christopher McCain
Name/Title: Christopher McCain, Chief Legal Officer of GENERAL CATALYST GP V, LLC, General Partner of GENERAL CATALYST PARTNERS V, L.P., its General Partner
Date: 04/17/2026

GC Entrepreneurs Fund V, L.P.

Signature: /s/ Christopher McCain
Name/Title: Christopher McCain, Chief Legal Officer of GENERAL CATALYST GP V, LLC, General Partner of GENERAL CATALYST PARTNERS V, L.P., its General Partner
Date: 04/17/2026

General Catalyst Group V Supplemental, L.P.

Signature: /s/ Christopher McCain
Name/Title: Christopher McCain, Chief Legal Officer of of GENERAL CATALYST GP V, LLC, General Partner of GENERAL CATALYST PARTNERS V, L.P., its General Partner
Date: 04/17/2026